UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 29, 2009


                           DOMARK INTERNATIONAL, INC.
           (Name of small business issuer as specified in its charter)

           Nevada                       333-136247               20-4647578
  (State or jurisdiction of            (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

1809 East Broadway #125, Oviedo, Florida                          32765
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code: 757-572-9241


          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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As used in this report,  the terms "we",  "us",  "our",  "our company"  refer to
Domark International, Inc., a Nevada corporation.

ITEM 1.01 ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

On November 21, 2008, in conjunction with Dutchess Private Equities Fund, L.P., (the "Investor"), we amended the Investment Agreement with Dutchess Private Equities Fund, L.P.

The original Investment Agreement with the Investor provided as follows:

On July 29, 2008, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. (the "Investor"). Pursuant to this Agreement, the Investor shall commit to purchase up to $50,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase ("Puts") shall be equal to, at our election, either (i) 200% of the average daily volume (U.S. market only) of the common stock for the three
(3) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing prices immediately preceding the put date or (ii) $2,500,000. The put date shall be the date that the Investor receives a put notice of a draw down by us. The purchase price shall be set at ninety-three percent (93%) of the lowest Volume Weighted Average Price (VWAP) of the Common Stock during the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice. Ion addition, the investor will not be obligated to purchase shares if the Investor's total number of shares beneficially held would exceed 4.99% of the number of shares of Common Stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934.

We are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering 15,000,000 shares of the common stock underlying the Investment Agreement within 45 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs.

The amended Investor Agreement revised the original Investment Agreement with the Investor provided as follows:

The equity line of credit is amended to increase the Investor's commitment to purchase our common stock over the course of thirty-six (36) months to $100,000,000; and

The amount that we shall be entitled to request from each purchase shall be equal to, at our election, either (i) $5,000,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) closing prices immediately preceding the put date.

On December 17, 2008, our Board of Directors determined that it was in our best interest to terminate the Investment Agreement. Consequently, in accordance with Investment Agreement provisions, the Investment Agreement was terminated effective December 17, 2008.

On April 30, 2009, our Board of Directors determined that it was in our best interest to reinstate the Investment Agreement.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an "accredited investor" and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1 Investment Agreement by and between Domark International, Inc. and Dutchess Private Equities Fund, Ltd. (incorporated by reference to our filing on Form 8-K with the Securities and exchange Commission on August 7, 2008)

10.2 Registration Rights Agreement by and between Domark International, Inc. and Dutchess Private Equities Fund, Ltd. (incorporated by reference to our filing on Form 8-K with the Securities and exchange Commission on August 7, 2008)

10.3 Addendum by and between Domark International, Inc. and Dutchess Private Equities Fund, Ltd. (incorporated by reference to our filing on Form 8-K with the Securities and exchange Commission on November 24, 2008)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Domark International, Inc.


Date: April 30, 2009                        By /s/ R. Thomas Kidd
                                               ---------------------------------
                                               R. Thomas Kidd
                                               Chief Executive Officer

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